Exhibit 99.1

FG Financial Group, Inc. Announces Pricing of Public Offering

6/15/2022

ST. PETERSBURG, FL – FG Financial Group, Inc. (Nasdaq:FGF) (the “Company”), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital in partnership with Fundamental Global® and, from time to time, other strategic investors, to SPAC and SPAC sponsor-related businesses, today announced the pricing of its underwritten public offering of 2,750,000 shares of its common stock at a public offering price of $1.58 per share, for gross proceeds of $4.345 million, before deducting underwriting discounts and commissions and offering expenses. The Company granted the representative of the underwriters a 45-day option to purchase up to 412,500 additional shares of common stock to cover over-allotments, if any, at the public offering price less the underwriting commissions.

The offering is expected to close on June 21, 2022, subject to satisfaction of customary closing conditions.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a registration statement on Form S-1 (File No. 333-264735), filed with the U.S Securities and Exchange Commission (the “SEC”) on May 6, 2022, amended on May 31, 2022, June 7, 2022 and June 14, 2022 and declared effective on June 15, 2022. The offering will be made only by means of a written prospectus, which has been or will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

FG Financial Group, Inc.

FG Financial Group, Inc. is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital in partnership with Fundamental Global® and, from time to time, other strategic investors, to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives and the expected timing of the closing of the offering are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: market conditions and the satisfaction of all of the closing conditions of the offering; risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; volatility or decline of the shares of FedNat Holding Company common stock received by us as consideration in the sale of our insurance business or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; risks associated with our related party transactions and investments; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

fgfinancial@imsinvestorrelations.com